Exhibit 99.1

CONTACT:	First Potomac Realty Trust
Barry H. Bass	7600 Wisconsin Avenue
Chief Financial Officer	11th Floor
(301) 986-9200	Bethesda, MD 20814
bbass@first-potomac.com	www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
CONTINUED STRONG RESULTS
Second Quarter 2005 Highlights:
•	Reports FFO of $0.39 per share and EPS of $0.06 compared to FFO of $0.25 per share and EPS of $(0.01) for the same period in 2004

•	Same-property NOI increases 7.5% over prior-year quarter

•	Portfolio occupancy increases to 94.9%

•	Completes acquisitions of $60.2 million in second quarter,$82.2 million through July 27, 2005

•	Declares dividend of $0.29 per share

•	Issues third quarter FFO guidance of $0.40 to $0.42 per share after debt retirement charges

BETHESDA, MD (July 27, 2005) — First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and six months ended June 30, 2005.
The Company’s net income for the second quarter of 2005 was $1.0 million, or $0.06 per diluted share, compared with a net loss of $0.1 million, or $(0.01) per diluted share for the second quarter 2004. The Company’s funds from operations (FFO) for the quarter were $6.9 million, or $0.39 per diluted share, compared with $2.6 million, or $0.25 per diluted share during second quarter 2004. The Company’s FFO increased for the quarter due to improved operating results of its existing portfolio and the positive impact from acquisitions.
The net income for the Company for the first six months of 2005 was $1.6 million, or $0.10 per diluted share, compared with a net loss of $0.2 million, or $(0.03) per diluted share for the prior-year period. The Company’s funds from operations were $12.6 million, or $0.76 per diluted share, compared with $5.0 million, or $0.48 per diluted share during the first six months of 2004.
The Company’s portfolio was 94.9% leased at June 30, 2005 compared to 90.5% leased at June 30, 2004. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s Second Quarter 2005 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).
Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “We are pleased to deliver a quarterly performance that again demonstrates the competitive strengths of our company — an active acquisitions program, strong leasing results that reflect considerable knowledge of our markets, sound financial management, and strong sequential and year-over-year FFO growth. Since the end of the first quarter, we have completed $72 million in acquisitions. These four acquisitions are immediately accretive and complement our portfolio in terms of location, tenancy, first-year return and upside potential. Our ability to source attractive acquisitions as well as the continued improvement in our portfolio, which was evidenced by the 7.5% increase in same-property NOI and occupancy of 94.9% at the end of the quarter, provide a well-balanced combination of both organic and external growth that should continue to yield strong returns for our shareholders.”
Recent Acquisitions
1400 Cavalier Boulevard (Chesapeake, Virginia) — On April 8, 2005, the Company acquired a 300,000-square-foot industrial property in Chesapeake, Virginia, for $13.2 million. The property was 94% leased to eight tenants. The acquisition was financed with borrowings under the Company’s revolving credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 8.0% on the purchase price.
Enterprise Center (15100 & 15120 Enterprise Center Court, and 4100 & 4120 Lafayette Center Drive, Chantilly, Virginia) — On April 14, 2005, the Company acquired a four-building, 189,116-square-foot flex property in Chantilly, Virginia for $29.5 million. The flex property is situated on approximately 16.7 acres in the Lafayette Business Park in Fairfax County. The property was 90% leased to ten tenants. The acquisition was financed, in part, by the assumption of a $17.9 million first mortgage loan maturing in 2010 that bears interest at 8.0%; the balance of the acquisition cost was funded with borrowings under the Company’s revolving credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 8.8% on the purchase price.
Glenn Dale Business Center (7100 Holladay Tyler Road, Glenn Dale, Maryland) — On May 18, 2005, the Company acquired a 315,191-square-foot industrial property in Glenn Dale, Maryland, for $17.45 million. The property was 99% leased to six tenants. The acquisition was financed, in part by the assumption of an $8.5 million first mortgage loan maturing in 2009 that bears interest at 7.83%; the balance of the acquisition cost was funded with borrowings under the Company’s revolving credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 8.3% on the purchase price.
Gateway Centre (7203, 7303 & 7403 Gateway Court, Manassas, Virginia) — On July 20, 2005, the Company acquired a three-building, 99,632-square-foot multi-tenanted property in Manassas, Virginia, for $10.3 million. The property was 84% leased to six tenants. The acquisition was financed, in part by the assumption of a $1.8 million first mortgage loan maturing in 2016 that bears interest at 7.35%; the balance of the acquisition cost was funded with available cash. The acquisition is expected to generate a first-year cash NOI return of approximately 9.2%.
Other Transactions
The Company entered into a full service sub-sublease (the “Lease”) for a term of seven years and four months commencing July 1, 2005, in connection with the relocation of its corporate headquarters to 7600 Wisconsin Avenue in Bethesda, Maryland. On August 1, 2005, the Company will be relocating to the new space, which totals 18,095 square feet. The Company has reached an agreement with Donatelli & Klein, Inc. to sublease most of its current 7,516-square-foot headquarters location through December 2010, the balance of the current lease term.
Financial Structure
At June 30, 2005, the Company’s debt to total market capitalization ratio was 43.1% based upon the Company’s closing stock price of $24.80. The interest coverage ratio for the quarter was 2.5 times and the fixed charge coverage ratio was 2.1 times compared with 2.3 and 1.9 times, respectively, for the quarter ended March 31, 2005.

Of the $331.5 million of debt outstanding at June 30, 2005, $260.8 million was fixed-rate debt with a weighted average interest rate of 5.9% and a weighted average maturity of 4.4 years. The remaining $70.7 million was floating-rate debt with a weighted average interest rate of 5.5% and a weighted average maturity of 1.3 years. Of this amount, $45.2 million represented borrowings on the Company’s revolving credit facility.
Refinancing
On July 18, 2005, the Company closed on a $100 million fixed-rate secured financing with Jackson National Life Insurance Company.
The loan has a 10-year term with a fixed rate of 5.19%, with interest only payments for the first five years and 30-year amortization thereafter. Terms of the financing allow the Company to substitute collateral as long as certain debt service coverage and loan-to-value ratios are maintained. The loan will be funded in two stages, with the first $65 million funded at the initial closing. Proceeds from the first funding were used to repay all of the Company’s floating rate mortgage debt and to reduce the balance outstanding on its unsecured credit facility. The remaining second funding ($35 million) is expected to occur on or before December 31, 2005, with the proceeds used to prepay a mortgage loan maturing in December 2007 that bears interest at 7.26%. The Company expects to incur one-time charges of approximately $3 million in the fourth quarter of 2005 related to prepaying this loan and writing off associated deferred financing costs.
Five properties serve as the collateral for the first funding (Rumsey Center, Snowden Center, Greenbrier Technology Center II, Norfolk Business Center and Alexandria Corporate Park) and an additional two properties will be added to the collateral base with the second funding (Plaza 500 and Van Buren Business Park).
Line Restructuring
On June 28, 2005, the Company entered into a first amendment to its unsecured revolving credit facility with Key Bank N.A. and Wells Fargo National Bank.
The amendment reduced the applicable LIBOR margin from a range of 1.70% to 2.50% to a range of 1.45% to 1.95% and increased the limit of consolidated total indebtedness that the Company can incur from 60% to 65% of consolidated gross asset value.
Dividends
On July 12, 2005, the Company declared a dividend of $0.29 per common share for the second quarter ended June 30, 2005, representing the sixth consecutive increase in the Company’s quarterly dividend. The dividend will be paid on August 10, 2005, to shareholders of record on July 29, 2005.
Earnings and FFO Guidance
The Company issued guidance for the third quarter ending September 30, 2005, and expects to report FFO per diluted share of $0.40 to $0.42 and net income per diluted share of $0.07 to $0.08 (after debt retirement charges of approximately $100,000 associated with writing off deferred financing costs as part of the financing described above). The Company reiterated its guidance for 2005 FFO of $1.60 to $1.68 per diluted share and net income of $0.27 to $0.32 per diluted share. This guidance excludes the impact of prepaying debt with the proceeds from its recently completed financing, which is expected to result in debt retirement and prepayment charges of approximately $3.0 million in the fourth quarter.

The following presents a reconciliation of net income per diluted share to FFO per diluted share:

Guidance Range for Third Quarter 2005	Low Range	High Range
Earnings per diluted share	$0.07	$0.08
Real estate depreciation and minority interest per diluted share	0.33	0.34

Funds from operations per diluted share	$0.40	$0.42

Guidance Range for 2005	Low Range	High Range
Earnings per diluted share	$0.27	$0.32
Real estate depreciation and minority interest per diluted share	1.33	1.36

Funds from operations per diluted share	$1.60	$1.68

Barry H. Bass, the Company’s chief financial officer, commented, “Over the last two quarters, we have significantly enhanced what was already a very solid capital structure. In March we completed a $45 million equity placement, in June we restructured our unsecured revolving credit facility, and most recently we closed on a $100 million, 5.19% fixed-rate first mortgage financing. These capital transactions provide us with a strong financial base from which to continue growing the company. “
Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Thursday, July 28, 2005, at 11:00 a.m. EDT to discuss second quarter results. The number to call for this interactive teleconference is (617) 614-4910. A replay of the conference call will be available through August 4, 2005, by dialing (617) 801-6888 and entering the confirmation number, 72538312.
The Company will also provide an online Web simulcast and rebroadcast of its 2005 second quarter conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.earnings.com on July 28, 2005, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue for 90 days.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company owns a 95-building portfolio totaling approximately 6.3 million square feet, including the acquisition of Gateway Centre on July 20, 2005. The Company’s largest tenant is the U.S. Government, which leases approximately 682,000 square feet in the Company’s properties under 23 leases.

Non-GAAP Financial Measures
Funds from Operations — Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s funds from operations calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.
NOI —The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.
Same-Property NOI — The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FIRST POTOMAC REALTY TRUST
Consolidated and Combined Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenues:
Rental income	$15,857,391	$7,157,385	$29,994,042	$13,683,830
Tenant reimbursements and other	2,174,533	1,052,407	4,466,120	2,039,421

Total revenue	18,031,924	8,209,792	34,460,162	15,723,251

Operating expenses:
Property operating	3,147,866	1,399,282	6,154,752	2,842,923
Real estate taxes and insurance	1,523,087	789,788	2,918,491	1,462,826
General and administrative	1,766,836	1,280,546	3,637,574	2,103,734
Depreciation and amortization	5,828,019	2,609,715	10,904,714	5,149,837

Total operating expenses	12,265,808	6,079,331	23,615,531	11,559,320

Operating income	5,766,116	2,130,461	10,844,631	4,163,931

Other expenses (income):
Interest expense	4,673,600	2,236,903	9,188,994	4,304,509
Interest and other income	(22,647)	(29,068)	(37,185)	(64,130)
Loss from early retirement of debt	—	—	—	212,250

Total other expenses	4,650,953	2,207,835	9,151,809	4,452,629

Income (loss) from continued operations before minority interests and discontinued operations	1,115,163	(77,374)	1,692,822	(288,698)

Minority interests	(76,810)	6,832	(128,165)	36,283

Income (loss) from continuing operations	1,038,353	(70,542)	1,564,657	(252,415)

Income from discontinued operations	—	12,674	—	23,941

Net income (loss)	1,038,353	(57,868)	1,564,657	(228,474)

Depreciation and amortization	5,828,019	2,609,715	10,904,714	5,149,837
Discontinued operations depreciation and amortization	—	64,793	—	129,582
Minority interests	76,810	(4,803)	128,165	(32,432)

Funds from operations (FFO)	$6,943,182	$2,611,837	$12,597,536	$5,018,513

Weighted average common shares outstanding — basic	16,440,039	9,119,275	15,345,158	8,876,637
Weighted average common shares outstanding — diluted	16,634,743	9,119,275	15,529,363	8,876,637
Income (loss) from continuing operations and net income (loss) per share — basic and diluted	$0.06	$(0.01)	$0.10	$(0.03)

Weighted average common shares and units outstanding — basic FFO	17,555,399	10,515,798	16,460,518	10,273,160
Weighted average common shares and units outstanding — diluted FFO	17,750,103	10,614,008	16,644,723	10,387,912
FFO per share — basic	$0.40	$0.25	$0.77	$0.49
FFO per share — diluted	$0.39	$0.25	$0.76	$0.48

FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	June 30, 2005
	(unaudited)	December 31, 2004
Assets:
Rental property, net	$531,145,135	$463,936,562
Cash and cash equivalents	1,701,928	2,532,269
Escrows and reserves	10,381,862	6,301,465
Accounts and other receivables, net of allowance for doubtful accounts of $404,590 and $147,649, respectively	3,173,053	2,767,879
Accrued straight-line rents, net of allowance for doubtful accounts of $37,770 and $18,209 respectively.	2,982,376	2,309,576
Deferred costs, net	4,542,695	4,196,229
Prepaid expenses and other assets	3,073,748	2,023,823
Intangible assets, net	26,325,464	26,008,351

Total assets	$583,326,261	$510,076,154

Liabilities:
Accounts payable and accrued expenses	$3,845,338	$4,058,025
Accrued interest	1,661,335	799,974
Rents received in advance	2,760,903	1,744,022
Tenant security deposits	3,399,529	2,804,287
Line of credit	45,151,000	39,679,912
Mortgage loans	286,311,059	259,039,281
Deferred market rent	5,609,033	5,266,728

Total liabilities	348,738,197	313,392,229

Minority interests	14,744,805	18,991,052

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized: 16,540,584 and 14,154,000 shares issued and outstanding, respectively	16,541	14,154
Additional paid-in capital	258,054,727	209,268,156
Deficit	(38,228,009)	(31,589,437)

Total shareholders’ equity	219,843,259	177,692,873

Total liabilities and shareholders’ equity	$583,326,261	$510,076,154

FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Total revenue	$18,031,924	$8,209,792	$34,460,162	$15,723,251
Property operating expenses	3,147,866	1,399,282	6,154,752	2,842,923
Real estate taxes and insurance	1,523,087	789,788	2,918,491	1,462,826

NOI	13,360,971	6,020,722	25,386,919	11,417,502

Less: Non same-property NOI	(7,283,871)	(365,625)	(13,453,634)	(365,625)

Same-property(1) NOI — accrual basis	6,077,100	5,655,097	11,933,285	11,051,877
Straight-line revenue, net	(37,586)	(53,594)	(73,134)	(119,508)
Deferred market rental revenue	(58,976)	(83,003)	(116,678)	(185,199)

Same-property NOI — cash basis	$5,980,538	$5,518,500	$11,743,473	$10,747,170

Same-property NOI growth — accrual basis	7.5%		8.0%
Same-property NOI growth — cash basis	8.4%		9.3%
(1) Same properties for the periods compared include Plaza 500, Van Buren Business Park, 6600 Business Parkway, 13129 Airpark Road, 4200 and 4212 Technology Court, Newington Business Park Center, Crossways Commerce Center I, Crossways Commerce Center II, the Coast Guard Building, Rumsey Center, Snowden Center, Greenbrier Technology Center, Norfolk Business Center, Virginia Center, Interstate Plaza and Alexandria Corporate Park.